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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) ----- July 30, 1996


                                BEC GROUP, INC.
                                ---------------
               (Exact name of Registrant as specified in charter)


         Delaware                     1-14360                   13-3868804
(State of Incorporation)         (Commission File No.)    (IRS Employer Id. No.)


    Suite B-302, 555 Theodore Fremd Avenue, Rye,   New York            10580
    --------------------------------------------------------           -----
         (Address of Principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:         (914) 967-9400


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         (Former name or former address, if changed since last report.)

                                  Page 1 of 3.
                               No Exhibit Index.


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ITEM 5.  OTHER EVENTS.

The Registrant is engaged in discussions regarding prospective transactions which, if consummated, will have a material impact on the Registrant and its financial results.

The Registrant has determined to divest its Foster Grant Group ("Foster Grant") operation. Foster Grant markets and distributes popular priced sunglasses, reading glasses and eyewear accessories. During 1995 and into 1996, Foster Grant's performance has failed to meet the Registrant's expectations, and Foster Grant has undergone substantial restructuring in an effort to restore profitability levels. The Registrant has determined that Foster Grant's full recovery will require longer than originally anticipated and that it is in the best interests of both the Registrant and Foster Grant that Foster Grant operate in a private company environment rather than as a substantial component part of a publicly held company. Consequently, the Registrant has entered into discussions with prospective investor groups, including Foster Grant management, regarding the sale of Foster Grant. Based on such discussions, the Registrant is cautiously optimistic that a sale can be completed prior to the release of third quarter results, although no agreement has been executed as of the date of this Current Report on Form 8-K. It is anticipated that the purchase price would be approximately $45 million, with a further payment of up to $15 million to the Registrant possible based on Foster Grant's future performance. Mr. Martin E. Franklin, the Registrant's Chairman and Chief Executive Officer, has indicated a willingness to participate with an investor group as a minority investor. The Registrant has created an independent committee of disinterested Board members to evaluate offers that may be received, and it is the intent of the Board of Directors to retain an investment banking firm to render a fairness opinion on any transaction that may be negotiated.

Additionally, the Registrant is engaged in preliminary discussions with the manufacturer and certain key independent distributors of Bolle(R) brand products regarding the prospective consolidation and unification of the Bolle(R) brand worldwide. Bolle America, Inc. ("Bolle America"), a wholly-owned subsidiary of the Registrant, is the exclusive licensee of the Bolle(R) brand in North America and is the largest independent distributor of Bolle(R) brand products in the world. It is the Regisrant's intent to actively pursue these discussions.

There can be no assurance that either of the transactions described herein will be consummated or, if consummated, will be consummated on the terms presently under discussion.





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                               BEC GROUP, INC.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BEC GROUP, INC.



                                               By:     /s/ Ian Ashken
                                                       ------------------------
                                                       Ian Ashken
                                                       Chief Financial Officer


DATE:    JULY 30, 1996





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